EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


CONTACT:
                                              Stephen D. Axelrod, CFA
Robert H. Gurevitch, President & CEO          Nancy S. L. Block
Stephen F. Ross, Vice President & CFO         Susan T. Bolen (Media)
DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.       WOLFE AXELROD ASSOCIATES
(805) 381-2700; (805) 374-1966 (fax)          (212) 370-4500;(212)370-4505 (fax)
e-mail: stever@dmdcorp.com                    e-mail: nancylb@wolfeaxelrod.com


                DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. ANNOUNCES
                THE ACQUISITION OF TWO EUROPEAN DISTRIBUTORSHIPS

WESTLAKE VILLAGE, CA, MARCH 11, 1999 -- DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., (NASDAQ: DMDS, DMDSW) a manufacturer and supplier of high technology dental equipment and tooth whitening and composite materials, today announced that, effective February 28, 1999, it has acquired the assets of two European distribution companies through its wholly owned subsidiary, DMDS UK. The assets of Midas Ltd., located in the United Kingdom, were acquired in exchange for 50,000 shares of DMDS common stock and the assets of Ralph Mueller Distributors GmbH, located in Frankfurt, Germany, were acquired in exchange for 100,000 shares of DMDS common stock. Significant intangible assets acquired by DMDS include the distribution channels used by Midas Ltd. and Ralph Mueller Distributors GmbH, which serve dentists directly in both the United Kingdom and Germany.

Robert H. Gurevitch, Chairman and CEO of Dental/Medical Diagnostic Systems, Inc., stated, "DMDS UK, our wholly owned subsidiary, has done business with Midas Ltd. and Mueller Distributors since we began shipping product into the European markets. The purpose of these asset acquisitions is to duplicate our domestic marketing strategies in Europe by obtaining direct access to dentists in Britain and Germany. Our goal is to increase our direct customer base in these expanding markets by employing a strategy that has proven to be successful in the United States. As of March 1, 1999, DMDS is now able to sell directly to dentists in the German and United Kingdom markets which we believe will serve to increase margins on our products sold in these markets."

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. designs, develops, manufactures and sells high technology dental equipment. Currently, the Company sells an intraoral camera system known as the TeliCam System and a dental office networking system known as InTELInet. The Company has developed its own technology for a tooth whitening and curing system, the Apollo 95E, that began shipping outside the United States and Canada in the first quarter and domestically in Q3. In a separate agreement, the Company is supporting the development of a state-of-the-art dental digital X-ray system, which is expected to be marketed internationally, commencing in Q3, 1999.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS. This press release includes
"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of the 1934 (the "Exchange Act"). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Forward-looking statements involve numerous risks and uncertainties. There is no guarantee that acquiring the German and UK distributorships will increase margins on products sold in Germany and the United Kingdom. If the Company is unable to maintain direct access to dentists in Germany and the United Kingdom, the Company may be forced to find alternate channels of distribution for its products and, as a result, the margin on its products could decrease. The ability of the Company to maintain good working relations with, and direct access to, dentists in Britain and Germany is subject to numerous risks and uncertainties including (i) the ability of the Company to offer competitive products at competitive price points, (ii) the ability of the Company to forecast market trends and preferences and adapt its products to dentist's requirements, (iii) the effect of competition, including the potential introduction of devices by competitors that are similar to those of the Company, and (iv) the rapid technological change that is a characteristic of the dental device market which may render existing products, or products under development, obsolete or unmarketable. As a result of these factors and other important risks and uncertainties described in the Company's most recently filed Form 10-KSB annual report and Form 10-QSB quarterly report which should be read in conjunction herewith, copies of which are available from the Company's Investor Relations department, actual results may differ materially from those contemplated by the forward-looking statements set forth herein. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statement herein or to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

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